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                      SECURITIES AND EXCHANGE COMMISSION


                            WASHINGTON, D.C. 20549


                                   FORM 8-K


                                CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

                                Date of Report
                      (date of earliest event reported)
                                August 9, 2001


                         NORTEL NETWORKS CORPORATION

            (Exact name of registrant as specified in its charter)






       CANADA                                               001-07260             not applicable
(State or other jurisdiction                              (Commission            (IRS Employer
    of incorporation)                                     File Number)           Identification No.)


8200 Dixie Road, Suite 100, Brampton, Ontario, Canada                                 L6T 5P6
   (address of principal executive offices)                                          (Zip code)



Registrant's telephone number, including area code (905) 863-0000.
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ITEM 5.    OTHER EVENTS

On August 9, 2001, the Registrant announced that it has agreed to make a private offering of US$1.5 billion aggregate principal amount of 4.25% convertible senior notes due 2008, reflecting an increase in the size of the offering from US$1.0 billion as previously announced by the Registrant on August 8, 2001. The notes will be convertible into common shares of the Registrant at a conversion price of US$10.00 per share. The initial purchasers of the notes have a 30-day option to purchase up to an additional US$300 million principal amount of notes. In accordance with normal settlement periods, the placement of the notes is expected to close on August 15, 2001. The Registrant will lend all or substantially all of the proceeds from the placement of the notes to Nortel Networks Limited, the Registrant's principal operating subsidiary. Nortel Networks Limited, which will guarantee the notes, will use the proceeds for its general corporate purposes and those of its subsidiaries. The related press release is filed as Exhibit 99.1 and is incorporated by reference herein.

ITEM 7.    FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(c)   Exhibits.

      99.1  Press Release, dated August 9, 2001.


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                                  SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                NORTEL NETWORKS CORPORATION



                                                By:  /s/ Nicholas J. DeRoma
                                                     ------------------------
                                                     Nicholas J. DeRoma
                                                     Chief Legal Officer



                                                By:  /s/ Blair F. Morrison
                                                     ------------------------
                                                     Blair F. Morrison
                                                     Assistant Secretary

August 10, 2001


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